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                                                                    EXHIBIT 10.3

                                                         [NOVO INTERACTIVE LOGO]

                      CONSULTING AND DEVELOPMENT AGREEMENT

                                 GLOSS.COM, INC.

This Agreement is made and entered into as of August 30, 1999 ("Effective Date") by and between Gloss.com, Inc. ("CUSTOMER"), a corporation duly registered in the State of Delaware, U.S.A., with its offices at 1550 Bryant Street, Suite 575, San Francisco, CA 94103 and Novo MediaGroup, Inc. ("NOVO"), a corporation duly registered in the State of California, U.S.A., 222 Sutter Street, 6th Floor, San Francisco, CA 94108.

WHEREAS, in CUSTOMER'S continuous improvement of interactive communication and transaction systems for its online retail business, CUSTOMER from time to time needs assistance in carrying out software development, and

WHEREAS, NOVO is in the business of providing consulting and development services regarding interactive communication and transaction systems, and

WHEREAS, CUSTOMER desires to retain NOVO from time to time to perform certain projects for CUSTOMER upon request by CUSTOMER and as specified and agreed upon from time to time.

NOW THEREFORE, the parties hereto hereby agree as follows:

1.      DEFINITIONS

The following definitions are in addition to the terms defined elsewhere in this Agreement. Unless the Agreement expressly provides otherwise, the following terms shall have the following meaning:

1.1 "IP RIGHTS" means copyrights, trademark rights, trade secret rights, inventions, patent rights (if any) and design rights, whether registered or unregistered, and including any application for registration of any of the foregoing, and any rights of similar nature or effect existing anywhere in the world.

1.2 "NOVO Technology" means any pre-existing technology of NOVO or its licensors that is used in connection with NOVO's services to CUSTOMER hereunder and that, if delivered to CUSTOMER, is identified in advance of such delivery in a Statement of Work as defined below in Section 2.1.

1.3 "NOVO Work Product" means any program materials, audio or visual designs, artwork, user interfaces, derivative works or other copyrightable materials, algorithms, methods, inventions, innovations conceived or developed by NOVO hereunder whether singly or jointly with others and in the performance of the Work, but excluding CUSTOMER Materials and the NOVO Technology. Notwithstanding anything in this Agreement to the contrary, any copyrightable materials, technology and/or information


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created and/or developed for CUSTOMER hereunder shall constitute NOVO Work
Product.

1.4 "CUSTOMER MATERIALS" means any and all technology, information or materials provided by CUSTOMER to NOVO in connection with NOVO's performance of the Work, including, without limitation, CUSTOMER trademarks, product materials, product and business information of CUSTOMER, and software programs and including all NOVO Work Product previously produced under all agreements and Statements of Work between CUSTOMER and NOVO prior to the date hereof.

2.      STATEMENT OF WORK

2.1 Novo shall render all the services ("Work") from time to time agreed upon by the parties and specified in a statement of work (a "SOW" or "Statement of Work"). A Statement of Work shall consist of a separately signed work order or assignment which details the scope of work, milestones and price and which references this Agreement. Each Statement of Work will follow in sequence and is subject to the terms and conditions of this Agreement. To be binding, each Statement of Work must be separately agreed to and signed by the parties. NOVO shall have no obligation to commence work until the applicable SOW is agreed upon and fully signed by the parties and CUSTOMER has submitted a purchase order covering the applicable Work. CUSTOMER shall be responsible for timely issuing or amending any applicable purchase orders required by its accounting systems so that CUSTOMER can comply with the payment provisions of this Agreement.

2.2 A Statement of Work may be amended or modified by a supplementary work order agreed to in writing and signed by both parties, which order shall be attached to the applicable Statement of Work. Thereupon, the Statement of Work shall include the services described in the supplementary work order.

2.3 The terms and conditions of this Agreement and the related Statements of Work shall exclusively govern the provisions of services and the license of any software to CUSTOMER in connection with the Statements of Work hereunder. In the event of a conflict between this Agreement and a Statement of Work, this Agreement shall supersede all terms and conditions contained in any Statement of Work, purchase order, order acknowledgment form, invoice or other business form submitted hereafter (or concurrent herewith) by either party to the other. This Agreement may only be amended by a writing indicating that it is the intention of the parties to amend this Agreement.

3.      RELATIONSHIP

3.1 NOVO shall provide services that include but are not limited to: interactive design and concept development, creative development, project implementation and maintenance and engineering/production for CUSTOMER Internet sites or other digital delivery systems. NOVO may use subcontractors to perform the Work or any part thereof upon prior written approval of each such subcontractor by CUSTOMER, which shall not be unreasonably withheld, and provided that such subcontractors execute


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agreements which contain appropriate "work made for hire" and "assignment"
clauses and confidentiality provisions, all substantially equivalent to the corresponding provisions set forth this in this Agreement (including 7.4, 7.5, and 8.1), to allow for the transfer of all ownership rights with regard to such subcontractor work to CUSTOMER.

3.2 Neither NOVO, its employees nor its subcontractors, if any, shall be deemed to be CUSTOMER employees. It is understood that NOVO is an independent contractor for all purposes and at all times. NOVO is wholly responsible for withholding and payment of all federal, state and local income and other payroll taxes with respect to its employees, including contributions from them as required by law, and for payment for any subcontractors.

4.      BILLING AND PAYMENT

4.1 NOVO shall invoice CUSTOMER for fees for Work hereunder and expenses incurred in accordance with the schedule set forth in Exhibit A-1 attached hereto and made a part hereof. CUSTOMER shall pay NOVO within fifteen (15) days of receipt of the applicable invoice

4.2 The amounts payable to NOVO under this Agreement do not include any sales, use or other governmental taxes and charges. As between NOVO and CUSTOMER, CUSTOMER shall be solely responsible for payment of all taxes or charges resulting from the commerce or other activity conducted on or through the CUSTOMER world wide web site on which the NOVO Work Product, CUSTOMER Materials or licensed NOVO Technology is used or performed by or on behalf of CUSTOMER. NOVO shall be solely responsible for any governmental taxes or charges resulting from payments by CUSTOMER to NOVO for Work performed by NOVO under this Agreement. The party hereto in tax compliance with respect to matters covered herein (the "Tax Compliant Party") shall not be required to pay or otherwise be liable or responsible for, and the party hereto not in compliance with applicable tax regulations with respect to the matters covered herein (the "Non-Tax Compliant Party") hereby indemnifies and holds the Tax Compliant Party harmless against, any penalty, additional tax, or interest that may be assessed or against the Tax Compliant Party as a result of the failure of the Non-Tax Compliant Party to collect or pay any tax, or to file any return, form or information statement that may be required to be filed by any governmental agency as required to be paid or filed by the Non-Tax Compliant Party.

5.      DURATION

This Agreement shall commence as the Effective Date set forth above and shall extend until terminated by the parties hereto. However, this Agreement or any Statement of Work hereunder may be terminated earlier as provided below. The termination of this Agreement shall terminate all Statements of Work then in effect (but not any payment obligations accrued prior to the termination as described in this Agreement). Termination of a Statement of Work shall not affect this Agreement or other Statements of Work then in effect.

6.      TERMINATION; DEFAULT


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6.1 Either Party shall be entitled to terminate without cause this Agreement or any Statement of Work hereunder on sixty (60) days prior written notice to the other party. Should CUSTOMER exercise its right to terminate a Statement of Work or this Agreement prior to the completion of such Statement of Work or the Agreement, NOVO will require payment of, and CUSTOMER agrees to pay, the payment for all services provided by NOVO under this Agreement up to the end of the sixty (60) termination period. In the event that NOVO elects to terminate this Agreement, NOVO agrees to continue to provide services under any Statement of Work then in effect at the rates set forth in such Statement of Work for a period of 60 calendar days from notice of termination, and as reasonably requested by CUSTOMER at NOVO's then applicable hourly billing rates for a period not to exceed 60 calendar days from the notice of termination to allow for the transition of the services provided by NOVO hereunder to CUSTOMER or a third party.

6.2 The occurrence of any of the following shall constitute an event of default under this Agreement (a) either party shall default in the performance of any of its obligations under this Agreement in any material respect and such default continues for a period of thirty (30) days (or with respect to Novo and its performance-related obligations set forth in Exhibit A-1 for a period of seven
(7) business days) after receipt of written notice from the non-defaulting party; (b) either party shall make an assignment for the benefit of creditors, be adjudicated bankrupt, file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under Title 11 of the United States code or any successor or other federal or state insolvency law ("Bankruptcy Law"), have filed against it an involuntary petition in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law, which petition is not discharged within thirty (30) days or shall apply for or permit the appointment of a receiver or trustee for its assets, (c) either party shall have failed to pay any amounts overdue from such party within ten (10) days after receipt of written notice of a default from the other party, or (d) either party is in breach of its respective obligations under Sections 7, 8 or 9 of this Agreement. In the event of the other party's default hereunder, either party may, on written notice to the defaulting party (i) terminate this Agreement (subject to the limitations of Sections 6.3 and 7.3(a)), or (ii) elect to withhold any payment or service to be paid or performed by the non-defaulting party hereunder which shall be due or occur after the date of receipt of such notice by the non-terminating party until such default is cured. The rights afforded the parties under this paragraph will not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

6.3 Effect of Termination. Upon termination of this Agreement and any Statement of Work, CUSTOMER shall pay NOVO's fees for services performed to the date of termination within thirty (30) days after such termination. In addition, NOVO shall return all CUSTOMER Materials and other Confidential Information of CUSTOMER to CUSTOMER, and shall deliver all NOVO Work Product to Customer, and all licenses and rights granted to NOVO pursuant to Section 7.2 hereof shall terminate. In the event this Agreement or a Statement of Work is terminated by NOVO for default or violation by CUSTOMER of its obligations under Section 8(b) or Section 7.3, then the license granted in Section 7.3 relating to the applicable Statement of Work or all Statements of Work hereunder (if the Agreement is terminated) shall terminate and CUSTOMER shall promptly return to NOVO all NOVO Technology, and other NOVO Confidential


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Information, if any. In the event a Statement of Work or this Agreement is terminated for any other reason (including monetary breaches under this Agreement), the licenses granted by NOVO to CUSTOMER in Section 7.3 shall continue and survive such termination, subject to the termination rights of NOVO in the event of a subsequent CUSTOMER breach of Section 7.3 or Section 8 of this Agreement. In addition, upon termination as set forth herein, CUSTOMER shall promptly return to NOVO all Confidential Information of NOVO.

6.4 At any time within ninety (90) days prior to the expiration of this term of agreement. NOVO may (but is not obligated to) submit to CUSTOMER a written request for CUSTOMER's decision on renewing this Agreement. Within thirty (30) days following such a request, CUSTOMER shall notify NOVO of CUSTOMER'S decision regarding renewing this Agreement.

7.      TITLE TO MATERIAL

7.1 Except as and to the extent otherwise provided herein, neither this Agreement nor the performance of Work hereunder, shall give either CUSTOMER or NOVO any ownership interest in or right to any IP Right of the other party. All IP Rights that are owned or controlled by a party at the commencement of this Agreement shall remain under the ownership or control of such party throughout this Agreement and thereafter.

7.2 CUSTOMER hereby grants to NOVO a royalty free, non-exclusive, worldwide license to use and practice the CUSTOMER Materials and applicable CUSTOMER IP Rights for the sole purpose of NOVO's performance of the Work under this Agreement including the Statements of Work. CUSTOMER understands that in order to use the results of the Work performed hereunder, it may be necessary to obtain licenses of third party software (such as third party database software licenses) in order to be able to fully use the results of the Work. NOVO shall cooperate with CUSTOMER in CUSTOMER's obtaining such third party licenses and CUSTOMER agrees to bear the expense of obtaining such licenses provided that NOVO sets forth any required licenses in the applicable Statement of Work. With respect to all materials and software, if any, that are reasonably necessary or desirable for NOVO to perform the services, the parties agree to cooperate in obtaining for NOVO (at CUSTOMER's sole expense) the right for NOVO to use, solely for the purpose of performing the Work for CUSTOMER hereunder, such third party information, software and technology, and all IP Rights therein.

7.3 The parties agree that the NOVO Technology hereunder and all IP Rights therein, (but excluding the NOVO Work product, CUSTOMER Materials and all IP Rights in the CUSTOMER Materials, and the NOVO Work Product), is and shall be owned by, and shall be the sole and exclusive property of, NOVO. NOVO hereby grants, subject to compliance with the license terms below, to CUSTOMER the following rights:

        (a) in the NOVO Technology, the worldwide, royalty free, perpetual, irrevocable (except in case of a termination of this license for breach or violation by CUSTOMER of its obligations pursuant to this Section 7.3(a) or
Section 8), non-assignable (except to CUSTOMER' affiliates and successors), limited license, with right to sublicense


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(but only for the benefit of CUSTOMER or its permitted successor or assigns), to do any and all of the following: use, include in other product material, copy and reproduce the NOVO Technology, in object code form only, and to publicly display and have third parties' use the NOVO Technology, in object code form only, and in each case only as necessary for or in connection with the use, management and maintenance of the interactive system(s) to be developed by NOVO for CUSTOMER under this Agreement. In each applicable Statement of Work, NOVO shall define all NOVO Technology incorporated into any NOVO Work Product developed in connection with such Statement of Work; provided however that failure to disclose NOVO Technology will not affect NOVO's ownership of such NOVO Technology.

7.4 The parties agree that the NOVO Work product, the CUSTOMER Materials and all IP Rights in the NOVO Work product and the CUSTOMER Materials are and shall be owned by, and shall be the sole and exclusive property of CUSTOMER. NOVO makes no claim to ownership or title to the Novo Work product or the Work and/or production processes or tools employed in the development of the Work product. NOVO shall have no right to use the Work product for any purpose other than providing services under any Statement of Work and for display of NOVO past projects for marketing and sales purposes as contemplated by this Agreement without the prior written consent of CUSTOMER, which may be withheld in CUSTOMER'S sole discretion; provided, however, that CUSTOMER hereby grants to NOVO the worldwide, royalty free, perpetual, nonassignable (except to NOVO's subsidiaries), limited license to use, reproduce, and create derivative works of any or all NOVO Work Product, and to sublicense the use of such derivative works to any third parties not in direct, material competition with CUSTOMER. If NOVO reproduces specific derivative works or Work Product of CUSTOMER to a third party, CUSTOMER shall have the right to request that NOVO remove or alter said derivative works or Work Product. If NOVO is aware that said derivative works or Work Product is the property of CUSTOMER, NOVO shall review said derivative works or Work Product with CUSTOMER prior to use.

7.5 Each party agrees to perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to evidence and perfect the rights of the parties as stated herein and to accomplish the transactions contemplated by this Agreement.

8.       CONFIDENTIAL INFORMATION

8.1 Any specifications, drawings, sketches, models, samples, data, computer programs, reports, work, work product, documentation or other technical or business information (including any CUSTOMER Materials) ("Information") owned by CUSTOMER and furnished or disclosed by CUSTOMER to NOVO hereunder and any Work created pursuant to this Agreement (including NOVO Work Product) shall be deemed confidential to CUSTOMER and shall be returned to CUSTOMER at the conclusion of this Agreement, or shall be destroyed (if CUSTOMER shall so direct in writing) (subject to the provisions of Section 22 hereof). Unless such Information was previously known to NOVO, is in the public domain at the time of disclosure, is subsequently made public by CUSTOMER or is received by NOVO without any confidentiality obligation from a third


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party having a legal right to make such disclosure, it shall be held in confidence by NOVO, shall be used only for the purposes hereunder, and may not be used for other purposes. NOVO shall notify and obligate each of its employees, agents and its subcontractors to keep such requirements. It is understood that NOVO shall have the right to disclose the terms of this Agreement to attorneys, government agencies (including the S.E.C.), financial advisors and potential investors, subject to reasonable confidentiality provisions.

8.2 Any Information owned by NOVO and furnished or disclosed by NOVO to CUSTOMER hereunder, including, without limitation, the NOVO Technology in object code form, shall be deemed confidential to NOVO and shall be returned to NOVO at the conclusion of this Agreement or destroyed (if NOVO so directs in writing). Unless such Information was previously known to CUSTOMER, is in the public domain at the time of disclosure, or is subsequently made public by NOVO or is received by CUSTOMER without any confidentiality obligation from a third party having a legal right to make such disclosure, it shall be held in confidence by CUSTOMER, shall be used only for the purposes hereunder, and may not be used for other purposes. CUSTOMER shall notify and obligate each of its employees, NOVO's and subcontractors to keep such requirements. It is understood that CUSTOMER shall have the right to disclose the terms of this Agreement to attorneys, government agencies (including the S.E.C.), and financial advisors, subject to reasonable confidentiality provisions. Notwithstanding anything in this Section
8.2 to the contrary, CUSTOMER is entitled to use, disclose, and retain upon termination or expiration of this Agreement, Confidential Information of NOVO and any information that is incorporated into or is otherwise necessary to the use, operation, management and/or maintenance of the interactive system(s) or other projects to be developed for CUSTOMER hereunder to the extent provided in Sections 6.3 and 7.3.

8.3 It is not the intention of the parties that Confidentiality Agreements must refer by name to NOVO or Customer. To the extent that any existing general confidentiality agreements are sufficient to secure the obligations of the parties, their employees, agents and subcontractors under paragraphs (a) or (b) above, such agreements qualify as Confidentiality Agreements.

9.      TRADEMARKS, TRADENAMES AND LOGOS

9.1 CUSTOMER Trademarks. CUSTOMER'S trademarks, tradenames, logos, product identifications, artwork and other symbols and devices associated with CUSTOMER's products and services ("CUSTOMER Trademarks") are now and shall remain the property of CUSTOMER. To the extent provided to NOVO, the CUSTOMER Trademarks shall be deemed included in CUSTOMER Materials. NOVO is hereby granted the non-exclusive, nonassignable and nontransferable right to use the CUSTOMER Trademarks identified in the applicable Statement of Work solely for purposes of fulfilling its obligations hereunder, such use to be in accordance with standard trademark usage practice and any trademark usage guidelines that CUSTOMER may promulgate from time to time. Any and all goodwill generated by any use of CUSTOMER'S Trademarks shall inure solely to the benefit of CUSTOMER.


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9.2 NOVO's Trademarks. NOVO's trademarks, tradenames, logos, product identifications, artwork and other symbols and devices associated with NOVO'S products and services ("NOVO Trademarks") are now and shall remain the property of NOVO. CUSTOMER may use the NOVO name, logo and/or trademark, if any, in connection with the advertising, marketing, publicity and promotion of the Work, such use to be in accordance with standard trademark usage practice and any trademark usage guidelines that NOVO may promulgate from time to time. Any and all goodwill generated by any use of NOVO Trademarks shall inure solely to the benefit of NOVO.

10.     LIMITED WARRANTY AND LIMITATIONS

10.1 NOVO represents and warrants as follows: (a) that the Work provided hereunder will be performed in a professional manner; (b) that the Work shall be free of material bugs and defects, and shall not contain any timebombs, viruses or other harmful components; (c) that the Work shall be year 2000 compliant, which shall mean that the NOVO Technology, the NOVO Work Product and the Work will not experience material error, loss of functionality, or abnormal software operation when processing, calculating, comparing, or sequencing dates before, during and after the calendar year 2000; and (d) that the NOVO Technology and NOVO Work Product shall not infringe or violate the IP Rights or other rights of any third party. Such warranty does not cover any deficiency due to any modification by anyone other than NOVO or its subcontractors, any abuse or misuse of the Work by CUSTOMER, or extraordinary or unusual environmental conditions, including operating environment (unless such conditions were contemplated by the parties).

10.2 THIS WARRANTY SET FORTH IN THIS SECTION IS EXCLUSIVE AND BOTH PARTIES DISCLAIM ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY. INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, WHICH ARE EACH EXPRESSLY DISCLAIMED AND EACH PARTY HEREBY EXPRESSLY WAIVES SUCH WARRANTIES.

10.3 EXCEPT TO THE EXTENT PROVIDED IN SECTION 11 BELOW, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE WORK OR THE USE OR INABILITY TO USE THE WORK, INCLUDING, WITHOUT LIMITATION, LOST GOODWILL, LOST PROFITS, LOSS OF DATA OR SOFTWARE, WORK STOPPAGE OR IMPAIRMENT OF OTHER GOODS, AND WHETHER ARISING OUT OF BREACH OF WARRANTY, BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR IF SUCH DAMAGE COULD HAVE BEEN REASONABLY FORESEEN AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY EXCLUSIVE REMEDY PROVIDED HEREIN. IN NO EVENT SHALL NOVO BE LIABLE FOR THE COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. EXCEPT FOR LIABILITY ARISING UNDER SECTION 11, IN NO EVENT WILL EITHER PARTY'S LIABILITY HEREUNDER EXCEED THE TOTAL PAYMENTS RECEIVED BY NOVO FOR WORK DEVELOPED OR SERVICES PROVIDED PURSUANT TO THIS AGREEMENT.

11.     INDEMNIFICATION


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11.1 NOVO Indemnification. NOVO shall indemnify and hold harmless CUSTOMER, its parent, subsidiaries and affiliates and their respective employees, contractors, shareholders and directors, and defend and pay any damages, fines or penalties finally awarded with respect to claims brought by third parties against CUSTOMER, its parent, subsidiaries, affiliates, and their respective directors, officers, agents and employees (1) due to any act of infringement of any third party IP right or any unauthorized use of any trade secret by the NOVO Technology or the NOVO Work Product (but excluding infringement based on CUSTOMER failure to obtain necessary third party licenses IP Rights identified in the applicable Statement of Work, as per Section 7.2 hereof), (2) based on NOVO's failure to comply with U.S. federal, state or local law, (3) in connection with third party claims only, the misconduct, or any reckless or negligent acts or omissions of NOVO, its employees or subcontractors, (4) any breach of the warranties set forth in Section 10.1; provided that CUSTOMER promptly notifies NOVO of any such claim, provides NOVO with reasonable assistance and full information, and gives NOVO sole control over the defense and/or settlement thereof; and provided further that NOVO shall not settle any such claim in any manner having a material, detrimental effect on CUSTOMER without CUSTOMER prior written consent. Subject to the foregoing, CUSTOMER shall have the right to participate in any such claim with counsel of its own selection at CUSTOMER'S own expense. If the NOVO Technology or NOVO Work Product is or in NOVO's reasonable judgment may become the subject of any such claims brought by third parties, NOVO may at its option upon consultation with CUSTOMER, and at NOVO's expense (i) procure a license for CUSTOMER to continue to use and maintain the system or the website; or (ii) replace the affected NOVO Technology or NOVO Work Product with other suitable and functionally equivalent subject matter; or (iii) modify the NOVO Technology or NOVO Work Product to make it noninfringing provided that it is functionally equivalent, or if none of the foregoing alternatives is reasonably available to NOVO then, (iv) remove the allegedly infringing NOVO Technology or NOVO Work Product from the CUSTOMER web site, and refund a mutually agreed upon prorated portion of the fees paid by CUSTOMER in connection with NOVO Work Product. The foregoing states NOVO's entire liability and CUSTOMER's sole and exclusive remedy with respect to claims of infringement of third party proprietary rights of any kind.

11.2 CUSTOMER Indemnification. CUSTOMER shall indemnify and hold harmless NOVO, its parent, subsidiaries and affiliates and their respective employees, approved subcontractors, shareholders and directors, and defend and pay any damages, fines or penalties finally awarded with respect to claims brought by third parties against NOVO, its parent, subsidiaries, affiliates, and their respective directors, officers, agents and employees (1) arising in connection with any CUSTOMER Materials (so long as such liability is not caused by modifications mode by NOVO or its subcontractors to such CUSTOMER Materials) or NOVO's use thereof, or failure to obtain necessary IP Rights as per Section 7.2 hereof, provided that NOVO complies with its obligations set forth in Section 7.2 hereof; (2) based on CUSTOMER failure to comply with U.S. federal, state or local laws, or (3) in connection with third party claims only, the misconduct or any reckless or negligent acts or omissions of CUSTOMER, its employees or subcontractors; provided that NOVO promptly notifies CUSTOMER of any such claim, provides CUSTOMER with reasonable assistance and full information, and gives CUSTOMER sole control over the defense and/or settlement thereof; and provided further that


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CUSTOMER shall not settle any such claim in any manner having a material, detrimental effect on NOVO without NOVO prior written consent. Subject to the foregoing, NOVO shall have the right to participate in any such claim with counsel of its own selection at NOVO's own expense.

12.     NOTICE

Any notice hereunder shall be in writing and delivered when delivered personally, by fax (and confirmed by regular mail), or by overnight express, or if mailed by certified or registered mail, postage prepaid, addressed to a party at its address stated below its signature hereto or to such other address as such party may designate by written notice to the other party in accordance herewith and shall be deemed effective upon receipt. Receipt shall be deemed to have occurred 5 days after mailing via first class U.S. mail; on the next day if mailed via overnight express delivery service such as FedEx; or on the same day of delivery if delivered via courier or fax.

13.     WAIVER

The failure of either party at any time to enforce any right or remedy available to it under this Agreement with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

14.     SEVERABILITY

If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to the minimum extent necessary to make it legal, valid and enforceable, and the legality, validity and enforceability of all other provisions of this Agreement shall not be affected thereby.

15.     SURVIVAL OF OBLIGATION

The provisions of Sections 6.3, 7.3 (except as pursuant to operation of Section 6.3), 7.1, 7.4, 7.5, 8, 9, 10, 11.1, 11.2, 14, 15, 16, 17, 18, 20, 22 shall survive the termination of this Agreement for whatever reason and, in addition, the obligations of the parties under this Agreement that by their nature continue beyond the expiration of this Agreement shall survive any termination or cancellation of this Agreement.

16.     CHOICE OF LAW

The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of California, excluding conflict of laws rules and principles.

17.     INTERPRETATION; CAPTIONS

The captions in this Agreement are included for convenience only and shall not be construed to define or limit any of the provisions contained herein. This Agreement shall be fairly interpreted in accordance with its terms without any strict construction in favor


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of or against either party and ambiguities shall not be interpreted against the drafting party.

18.     ENTIRE AGREEMENT; AMENDMENT

This Agreement together with the Statements of Work constitutes the entire agreement between CUSTOMER and NOVO relating to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings of the parties other than confidentiality agreements. This Agreement or any Statement of Work shall not be changed in any manner except by a writing executed by both parties. Other than as expressly provided herein, both CUSTOMER and NOVO agree that no prior or contemporaneous oral representations form a part of their agreement.

19.     COMPLIANCE WITH LAW; EXPORT

In performing its obligations under this Agreement, each party hereto shall comply with all applicable federal, state, and local laws, rules and regulations.

20.     ARBITRATION

If any dispute should arise between the parties in connection with this Agreement, before resorting to any other legal remedy, the parties shall attempt in good faith to resolve the dispute. If the parties are unable to resolve the dispute after good faith consultation, or if one party refuses to participate in any such consultation, the controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be settled by binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes ("Rules"), by three arbitrators appointed in accordance with said Rules. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be San Francisco, California.

21.     NO ASSIGNMENT

The rights granted herein are personal to the parties and neither party may assign this Agreement, any Statement of Work or any rights hereunder or thereunder without the prior written consent of the other party, except that CUSTOMER may assign this Agreement together with related Statements of Work and license rights to any of its subsidiary or parent corporations, without NOVO's consent; provided, further, that neither party hereto shall require the consent of the other party with respect to an assignment of this Agreement in the event of a sale of all or substantially all of the assets or other merger or reorganization of the party transferring the Agreement. Notwithstanding the foregoing, CUSTOMER may transfer rights in any system(s) or other projects created hereunder without NOVO's consent provided that no NOVO Technology is sold or transferred on a standalone basis and that any assignee of such system agree not to engage in such standalone sale of the NOVO Technology.

22.     NOVO CREDITS

NOVO retains the right to demonstrate in NOVO's web site, printed materials and marketing programs or arrangements any Work as part of a portfolio of work it has done for other customers upon prior approval of CUSTOMER, not to be unreasonably withheld. NOVO will not represent any Work before it is available to access by the general public. CUSTOMER hereby grants NOVO a limited license to display the CUSTOMER Materials and the NOVO Work Product to the extent such CUSTOMER Materials and NOVO Work Product are incorporated in the Work solely for the purpose of NOVO displaying its Work as part of its portfolio of works and as approved by CUSTOMER. NOVO shall further obtain CUSTOMER approval prior to demonstrating CUSTOMER work.

IN WITNESS WHEREOF, NOVO and CUSTOMER have executed this Agreement in duplicate on the day and year below written.

Sept. 8, 1999

NOVO MEDIAGROUP, INC.                        GLOSS.COM, IN

By: /s/ ANTHONY WESTREICH                    By: /s/ MICHAEL HANANEL
   -------------------------------------        --------------------------------
Name: Anthony Westreich                      Name: Michael Hananel

Title: Corporate Development Officer         Title: Vice President, Operations

Date:  Sept. 8, 1999                         Date: September 3, 1999
     -----------------------------------          ------------------------------

                                                         [NOVO INTERACTIVE LOGO]

                                   EXHIBIT A-1

                                 GLOSS.COM, INC.
                        SUMMARY AND WORK AND COMPENSATION

1. Time and Materials

NOVO, on a time and materials basis ("Time and Materials") as set forth in
Section 1.1 and 1.2 below, shall provide Work services comprised generally of interactive strategy, concept, creative development and engineering services for implementation, maintenance and augmentation of CUSTOMER's web site. Novo's production services are rendered at NOVO's present hourly rates as shown on Exhibit A-2 attached hereto and made a part hereof. Novo reserves the right to adjust its hourly rate structure every six (6) months. NOVO shall actualize the hours dedicated to CUSTOMER on a semi-monthly basis, with any overages being billed in addition to the monthly advance payment (as defined below) and any under usage being applied as a credit to the next 15 day payment cycle's services.

1.1 July 1, 1999 to September 17, 1999 Advance Payment. CUSTOMER shall make an advance payment ("Advance Payment") of $250,000.00 to NOVO via check or wire on each of July 1, 1999, August 1, 1999 and September 1, 1999 for services to be rendered in the applicable month. As provided for in Section 1 above, NOVO shall actualize the services provided against the Advance Payment on the 15th and 30th of each respective month and either bill such additional time (such additional service time subject to collection within 15 days of receipt as provided for in
Section 5 below) or treat any unused time as a credit for the next 15 day payment cycle if such full allotment of time is not utilized in the applicable 15 day payment cycle. NOVO shall supply CUSTOMER with backup on the actualization.

1.2 September 28, 1999 to December 31, 1999. On or about September 1, 1999 NOVO shall provide to CUSTOMER an estimate for the balance of services to be provided for the period from September 28, 1999 to December 31, 1999. Beginning on October 1, 1999, NOVO shall bill against such estimated total on a semi-monthly basis, assuming an even monthly services delivery timeline for such total services. CUSTOMER shall pay such new estimate amount via check or wire on the first of each month from October 1999 to December 1999. As provided for in
Section 1 above, NOVO shall actualize the services provided against the estimate at the end of each 15 day payment cycle and either bill such additional time (such additional service time subject to collection within 15 days of receipt as provided for in Section 5 below) or treat any unused time as a credit for the next 15 day payment cycle if such full allotment of time is not utilized in the applicable 15 day payment cycle.

2. Price Discounts; Stock Compensation; Bonus Payments.

CUSTOMER shall incentivize NOVO for attaining certain criteria as defined below.

NOVO INTERACTIVE

2.1. [ * ]% Discount. NOVO shall provide CUSTOMER a [ * ]% discount on all hourly fees (the "Discount"), which shall accrue over time up to a maximum amount of $[ * ]. Promptly following the earlier of the termination of this Agreement or the date on which the total amount accrued under the Discount equals $[ * ], CUSTOMER shall issue to NOVO shares of Series B Preferred Stock at a purchase price of $[ * ] per share, which shall be payable by cancellation of indebtedness of CUSTOMER to NOVO in the form of the Discount in consideration of NOVO's services hereunder. The number of shares of Series B Preferred Stock issued under this Section 2.1 shall equal (i) the total amount then accrued under the Discount, divided by (ii) $[ * ]. Issuance of the Series B Preferred Stock under this Section 2.1 shall be subject to NOVO entering into a mutually agreeable stock purchase agreement containing customary investor representations and warranties.

2.2. Performance Stock Grant. As a performance incentive, CUSTOMER shall issue NOVO [ * ] shares of Common Stock in the event that NOVO achieves, and promptly following any such achievement, each of the following milestones (resulting in up to an aggregate of [ * ] shares of Common Stock issued under this Section 2.2): (i) meeting the Schedule with respect to the Preview Site; (ii) achieving the Usability Test with respect to the Preview Site; (iii) meeting the Schedule with respect to the Main Site; and (iv) achieving the Usability Test with respect to the Main Site. Issuance of the Common Stock under this Section 2.2 shall be subject to NOVO entering into mutually agreeable stock purchase agreements containing customary investor representations and warranties. The "Schedule" and "Usability Test" shall be defined as follows:

2.2.1. SCHEDULE. Within thirty (30) days of the date of this Agreement, NOVO and CUSTOMER shall mutually agree upon a delivery schedule for all Work to be delivered hereunder (the "Schedule"), which Schedule shall be in writing and shall be signed by CUSTOMER and NOVO. If NOVO meets such Schedule in all respects (subject to mutually agreed upon adjustments for any delay caused by CUSTOMER'S inability to provide content or otherwise supply necessary process input), then CUSTOMER shall issue NOVO [ * ] shares of Series B Preferred Stock for the applicable site Schedule milestone, as described above.

2.2.2. USABILITY TEST. Within thirty (30) days of the date of this Agreement, NOVO and CUSTOMER shall mutually agree upon usability tests which will qualitatively measure the NOVO Work versus CUSTOMER'S named competition (the "Usability Test"), which Usability Test shall be in writing and shall be signed by CUSTOMER and NOVO. If NOVO satisfies the Usability Test in all respects, then CUSTOMER shall issue NOVO [ * ] shares of Series B Preferred Stock for the applicable site Usability Test milestone, as described above.

3. Costs and Expenses.


AN ASTERISK [ * ] INDICATES THAT CERTAIN
CONFIDENTIAL INFORMATION CONTAINED IN THIS
DOCUMENT HAS BEEN OMITTED, PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT, AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION.

CUSTOMER shall reimburse NOVO for all direct costs or expenses incurred by NOVO in providing interactive services for CUSTOMER or otherwise incurred by NOVO on behalf of CUSTOMER. These expenses shall be detailed separately when invoiced and accompanied by proper supporting documentation. Provided that NOVO shall obtain prior approval from CUSTOMER FOR all expenses in excess of One Thousand Dollars ($1,000.00). These expenses may include, without limitation, the following:

3.1. Travel. All travel by NOVO personnel on behalf of CUSTOMER away from Novo's offices.

3.2. Postage and Shipping. All costs associated with the postage, mailing and freight, including air freight and courier services for or on behalf of CUSTOMER.

3.3. Telephone. All costs associated with telephone calls and faxes in connection with CUSTOMER's project.

3.4. Copy and Production. All costs and expenses of copying and production work undertaken for CUSTOMER.

3.5. Taxes. If applicable, all taxes or use taxes incurred as a result of CUSTOMER'S use of the services of CUSTOMER or any product created by NOVO.

3.6. Software/Hardware. All costs associated with the purchasing of products and technology necessary for CUSTOMER's project including hardware/software and hardware/software licenses. All hardware/software purchased on behalf of CUSTOMER shall remain the sole property of CUSTOMER.

3.7. Stock Photography. All costs associated with the royalties/purchasing of stock photography for CUSTOMER. NOVO shall obtain prior approval from CUSTOMER prior to purchasing said stock photography

4. Billing and Payment.

   4.1. Monthly Billing and Payment Fees. Unless provided otherwise, monthly fees are billed in advance at the beginning of each month and are due within fifteen (15) days of the date set forth on the NOVO invoice.

   4.2. Billing and Payment Expenses. Out of pocket expenses incurred by NOVO shall be billed by NOVO to CUSTOMER on net thirty (30) days terms.

AGREED AND ACKNOWLEDGED AS OF SEPTEMBER 8, 1999

NOVO MEDIAGROUP, INC.                     GLOSS.COM, INC.

By:  /s/ ANTHONY WESTREICH                By:  /s/ MICHAEL HANANEL
   ----------------------------------        -----------------------------------

Name: Anthony Westreich                      Name: Michael Hananel

Title: Corporate Development Officer         Title: Vice President, Operations

Date:  Sept. 8, 1999                         Date:  September 3, 1999
     -------------------------------              ------------------------------
novo interactive

                                   EXHIBIT A-2

                                 GLOSS.COM, INC.
                          NOVO'S HOURLY RATE STRUCTURE

1. Effective June 1, 1999, NOVO's hourly rate for NOVO personnel is as follows:


                     TITLE                      HOURLY RATE
                     -----                      -----------
                   Officer                             $[ * ]
                   Director                            $[ * ]
       Senior Internet Business Analyst                $[ * ]
           Internet Business Analyst                   $[ * ]
             Technical Strategist                      $[ * ]
            Database Administrator                     $[ * ]
           Senior Software Engineer                    $[ * ]
              Engineering Manager                      $[ * ]
          Senior Development Manager                   $[ * ]
              Development Manager                      $[ * ]
              Senior Art Director                      $[ * ]
              Senior UI Designer                       $[ * ]
              Software Engineer                        $[ * ]
             Application Engineer                      $[ * ]
            Senior Graphic Designer                    $[ * ]
                Account Manager                        $[ * ]
             Interaction Designer                      $[ * ]
            Development Coordinator                    $[ * ]
             Systems Administrator                     $[ * ]
               Graphic Designer                        $[ * ]
                  Media Buyer                          $[ * ]
                  Copywriter                           $[ * ]
                  Buildmaster                          $[ * ]


AN ASTERISK [ * ] INDICATES THAT CERTAIN
CONFIDENTIAL INFORMATION CONTAINED IN THIS
DOCUMENT HAS BEEN OMITTED, PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT, AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION.

                                GLOSS.COM, INC.

                          AGREEMENT AND MUTUAL RELEASE


        This Agreement and Mutual Release (this "Mutual Release") is made by and between Gloss.com, Inc., a Delaware corporation (the "Company"), and NOVO MediaGroup, Inc., a California corporation ("Consultant").

                                    RECITALS

        A. Effective August 30, 1999, the Company and Consultant entered into a Consulting and Development Agreement (the "Consulting Agreement") pursuant to which the Company retained Consultant for the purpose of providing certain consulting and development services related to the Company's interactive communication and transaction systems.

        B. Consultant has performed certain consulting and development services for the Company pursuant to the Consulting Agreement.

        C. The Company and Consultant (collectively referred to as the "Parties") desire to release each other from any claims arising on or prior to January 31, 2000, including claims arising from or relating to the Consulting Agreement on or prior to such date, on the terms set forth below.

                                   AGREEMENT

        In consideration of the mutual promises made below, the Parties agree as follows:

        1. PAYMENT OF FEES. Upon execution of this Mutual Release, the Company agrees to pay Consultant $[ * ] which the Parties acknowledge and agree represents complete settlement of any claims regarding any cash remuneration or expense payments owed by the Company to Consultant for services rendered or costs incurred under the Consulting Agreement on or prior to January 31, 2000. Such payment shall be made by check or wire transfer.

        2. CONTINUATION OF CONSULTING AGREEMENT; CREDIT FOR FUTURE SERVICES. The Parties agree that notwithstanding the mutual release of claims set forth in
Section 4 below and except as expressly set forth herein, the Consulting Agreement shall remain in full force and effect and shall be enforceable in accordance with its terms. In consideration of the mutual release of claims set forth in Section 4 below and other consideration under this Mutual Release, Consultant hereby grants the Company a $[ * ] credit (as a volume discount for services in 1999) which may be applied by the Company only against services rendered by Consultant under the Consulting Agreement on or after February 1, 2000.

        3. NO EQUITY CLAIMS. Consultant acknowledges and agrees that except with respect to [ * ] shares of the Company's Series B Preferred Stock previously issued to Consultant effective as of December 3, 1999 pursuant to Section 2.1 of Exhibit A-1 to the Consulting Agreement, Consultant has no right, claim, title or interest in or to any capital stock, stock options or other equity security of the Company under any agreement or arrangement, written or unwritten. Without limiting the generality of the foregoing, Consultant specifically

AN ASTERISK [ * ] INDICATES THAT CERTAIN
CONFIDENTIAL INFORMATION CONTAINED IN
THIS DOCUMENT HAS BEEN OMITTED, PURSUANT TO
A REQUEST FOR CONFIDENTIAL TREATMENT, AND
FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

acknowledges and agrees that Consultant is not entitled, and that Consultant shall not become entitled, to any capital stock pursuant to Section 2.2 of Exhibit A-1 of the Consulting Agreement.

     4. RELEASE OF CLAIMS. In consideration for the promises and obligations of the Parties set forth in this Mutual Release, the Company and Consultant, on behalf of themselves, and their respective officers, directors, employees, agents, attorneys, investors, stockholders, administrators, affiliates, successors and assigns, hereby fully and forever release each other and their respective officers, directors, employees, agents, attorneys, investors, stockholders, administrators, affiliates, successors and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including January 31, 2000, including, without limitation:

          (a) any and all claims relating to or arising from the Consulting Agreement;

          (b) any and all claims for breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation; and

          (c)  any and all claims for attorneys' fees and costs.

The Parties agree that the release set forth in this Section 4 shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding the foregoing, this release does not extend to any obligations incurred or specified under this Mutual Release.

     5. CIVIL CODE SECTION 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Mutual Release. Each of the Parties acknowledges that it has been advised by legal counsel and is familiar with the provisions of California Civil Code
Section 1542 (as well as comparable provisions of the laws of any other state that may be applicable or of any applicable common law principles), which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each of the Parties, being aware of said Code section, agrees to expressly waive any rights it may have thereunder, as well as under any other statutory or common law principles of similar effect.

      6. CONFIDENTIALITY OF MUTUAL RELEASE; NO DISPARAGEMENT. The Parties each agree to use their best efforts to maintain in confidence the existence of, the contents and terms of, and the consideration for this Mutual Release (hereinafter collectively referred to as "Settlement Information"). Each Party agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, except to the extent required by law, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information, except to the extent required by law. The Parties agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities and family members who have a reasonable need to know of such Settlement Information. Each Party agrees to refrain from making any disparaging, derogatory or slanderous statements with respect to the other Party.

     7. BREACH OF CONFIDENTIALITY PROVISIONS. The Parties acknowledge that upon breach of Section 6 of this Mutual Release, the other Party would sustain irreparable harm from such breach and, therefore, the Parties agree that in addition to any other remedies that each Party may have hereunder or otherwise, each Party shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining the other Party from committing or continuing any such violation of such sections.

     8. AUTHORITY. The Company represents and warrants that the person signing this Mutual Release on behalf of the Company has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Mutual Release. Consultant represents and warrants that the person signing this Mutual Release on behalf of Consultant has the authority to act on behalf of Consultant and to bind Consultant and all who may claim through it to the terms and conditions of this Mutual Release. Each Party represents and warrants that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     9. NO REPRESENTATIONS. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Mutual Release.

     10. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Mutual Release shall continue in full force and effect, and such court or tribunal shall be empowered to substitute, to the extent enforceable, provisions similar to said provision, or other provisions, so as to provide to the Parties the benefits intended by said provision, to the fullest extent permitted by applicable law.

     11. ENTIRE AGREEMENT. This Mutual Release represents the entire agreement and understanding between the Company and Consultant concerning the matters set forth herein, and supersedes and replaces any and all prior agreements and understandings, whether oral or written, concerning such matters.

     12. NO ORAL MODIFICATION. This Mutual Release may only be amended by means of a writing signed by the each of the Parties.

     13. GOVERNING LAW. This Mutual Release shall be governed by the laws of the State of California, without regard to its conflicts of law provisions.

     14. EFFECTIVE DATE. This Mutual Release is effective upon its execution by each of the Parties.

15. COUNTERPARTS. This Mutual Release may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

16. ASSIGNMENT. This Mutual Release may not be assigned by either Party without the prior written consent of the other Party; provided, however, that the consent of a Party shall not be required with respect to an assignment of this Mutual Release in connection with a sale of all or substantially all of the assets of the other Party or a merger, consolidation or reorganization of the other Party.

17. VOLUNTARY EXECUTION OF AGREEMENT. This Mutual Release is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

     (a)  they have read this Mutual Release;

     (b) they have been represented in the preparation, negotiation, and execution of this Mutual Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

     (c) they understand the terms and consequences of this Mutual Release and of the releases it contains; and

     (d) they are fully aware of the legal and binding effect of this Mutual Release.

                            [Signature Page Follows]

      The Parties have executed this Mutual Release on the respective dates set forth below.

                                        GLOSS.COM, INC.


Dated: 2/25/2000                        /s/ MICHAEL HANANEL
       ---------------                  ----------------------------------------
                                                       Signature

                                        By: Michael Hananel
                                            ------------------------------------

                                        Title: COO
                                               ---------------------------------

                                        NOVO MEDIAGROUP, INC.

Dated: 2.25.2000                        /s/ HARRY W. SCHLOUGH
       ---------------                  ----------------------------------------
                                                       Signature

                                        By: Harry W. Schlough
                                            ------------------------------------

                                        Title: President and COO
                                               ---------------------------------